Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
F.N.B. Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.01 par value (1)	457(c)	4,000,000	$14.75	$59,000,000	0.0001476	$8,708.40

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$59,000,000		$8,708.40

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$909.09

	Net Fee Due							$7,799.31
Offering Note

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the F.N.B Corporation Dividend Reinvestment and Direct Stock Purchase Plan, may become subject to such plan. Fee calculated pursuant to Rule 457(c), based on $14.75 per share, which was the average of the high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on August 26, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	FNB Corp /PA/ (2)	S-3ASR	333-253805	03/03/2021		$909.09	Equity	Common Stock, par value $0.01 per share	3,435,310.64	$40,794,313.85

Fee Offset Sources	FNB Corp /PA/	S-3ASR	333-253805		03/03/2021						$909.09

(2)
Pursuant to Rule 457(p), $909.09 of previously paid filing fees have not been used with respect
to the unsold securities that were previously registered by F.N.B. Corporation pursuant to Registration Statement
No. 333-253805
(the “Existing
S-3ASR”),
and were not sold thereunder. Such fees are being used to offset a portion of the registration fee. The offering of any unsold securities under the Existing Form
S-3ASR
has been terminated.